CARLYLE - XII - EXHIBIT D

           PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
               (Stonybrook Apartments; Tucson, Arizona)


     THIS AGREEMENT is made and entered into as of March __, 1996 by and between STONYBROOK PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership (hereinafter called "SELLER"), and PRIME RESIDENTIAL, L.P., a Delaware limited partnership (hereinafter called "BUYER").

                            R E C I T A L S

     A. Seller is the owner of that certain real property located at 4225 North First Avenue, in the City of Tucson, County of Pima, State of Arizona, consisting primarily of a 411-unit apartment complex (the "PREMISES") commonly known as "Stonybrook Apartments."
     B. Buyer desires to purchase, and Seller desires to sell, such Premises on the terms and conditions hereinafter documented.
     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:
     1. PURCHASE AND SALE. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the land (the "LAND") described in Exhibit "A", attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all improvements, structures, supplies and fixtures located upon the Land, all right, title and interest of Seller in and to those items of personal property located upon or about the Land and described in Exhibit "B", attached hereto and made a part hereof (provided, however, the Personal Property shall not include any computer equipment, computer programs or related software), all right, title and interest of Seller in and to the name "Stonybrook Apartments", and, to the extent assignable, all right, title and interest of Seller in and to all leases, contract rights, agreements, tenant lists, advertising material, telephone exchange numbers, as-built plans and specifications for the improvements, any and all guaranties, warranties, permits, approvals, licenses, and certificates of occupancy respecting the Property (hereinafter, collectively, the "PROPERTY"), all upon the terms, covenants and conditions hereinafter set forth.
     2. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property shall be the sum of $10,250,000.
     3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:

     A. ESCROW DEPOSIT. Within three (3) business days of execution of this Agreement by all parties, Buyer shall deliver $100,000 (which deposit, together with all interest thereon earned while such deposit is held by "Escrow Holder", as hereinafter defined, is herein called the "ESCROW DEPOSIT") to Near North National Title Corporation, 222 North LaSalle Street, Chicago, Illinois 60601, Attention: Ms. Lisa Novak (which company, in its capacity as escrow holder hereunder, is called "ESCROW HOLDER").
The Escrow Deposit shall be delivered to Escrow Holder by wire transfer of immediately available federal funds or by check evidencing good funds. The amounts deposited hereunder shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times that the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("APPROVED INVESTMENTS"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Seller and Buyer, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disbursed by Escrow Holder only as provided in this Agreement.
     B. ASSUMPTION OF BOND FINANCING. A portion of the Purchase Price shall be payable by Buyer assuming the obligations of Seller under the "Bond Documents" (as defined in Exhibit "C" attached hereto and made apart hereof), such portion of the Purchase Price so payable being an amount equal to the outstanding principal balance of the Bond Documents as of the "Closing Date", as hereinafter defined (such amount being herein called the "OUTSTANDING BOND AMOUNT"). The Outstanding Bond Amount as of the Closing Date is anticipated to be approximately $4,046,350.
     C. CLOSING PAYMENT. The Purchase Price (i.e., $10,250,000 minus the Outstanding Bond Amount), as adjusted by the prorations and credits specified herein, shall be paid in cash on the Closing Date (the amount to be paid under this subparagraph C being herein called the "CLOSING PAYMENT"). The Closing Payment is anticipated to be approximately $6,203,650 (prior to adjustment for the prorations and credits provided for in this Agreement).
     4.    CONDITIONS PRECEDENT
     A.    TITLE MATTERS.
     (1) TITLE REPORT. Seller has ordered (and promptly upon receipt shall deliver to Buyer) a copy of a preliminary title report ("PRELIMINARY TITLE REPORT") covering the Property from First American Title Insurance Company (which company, in its capacity as title insurer hereunder, is herein called the "TITLE COMPANY"), together with copies of all exceptions to title or documents referenced or related thereto. In addition, Seller has ordered (and promptly upon receipt shall deliver to Buyer) updates of those certain ALTA as-built surveys of the Property dated August, 1982 and April, 1983, prepared by Stitzer Johnson & Associates, which surveys (collectively, the "SURVEY") shall be dated and certified after the date of this Agreement, shall be certified to Buyer and Title Company and shall be in conformance with the requirements set forth in Exhibit "D" attached hereto and made a part hereof. In addition, Seller shall obtain (and promptly upon receipt shall deliver to Buyer) searches of all Uniform Commercial Code financing statements and tax liens related to the Property filed against Seller, as debtor, in the appropriate State of Arizona or Pima County public offices. If Buyer shall fail to deliver written notice ("TITLE OBJECTION NOTICE") setting forth those title, UCC and tax lien search and survey matters to which Buyer objects on or before the date which is ten (10) business days following Buyer's receipt of the last of the Preliminary Title Report, UCC and tax lien searches and the Survey (the "TITLE REVIEW PERIOD"), Buyer shall be deemed to have approved the exceptions to title shown on the Preliminary Title Report, the matters disclosed by the UCC and tax lien searches, and the matters disclosed on the Survey. If Buyer shall timely deliver a Title Objection Notice hereunder, Seller shall use commercially reasonable efforts to either (a) cause such disapproved matter to be removed on the Closing Date, or
(b) obtain a title endorsement (if available and subject to Buyer's reasonable approval) insuring over such disapproved matter; provided, however, Seller shall have no liability if, after using commercially reasonable efforts as aforesaid, such exceptions are not removed or insured over for any reason as of the Closing Date (and in such event, unless the same shall be waived by Buyer, the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate, Buyer shall receive a return of the Escrow Deposit and Seller and Buyer shall have no further obligations in connection herewith). Notwithstanding anything to the contrary contained in this Agreement, such commercially reasonable efforts shall not include any obligation to institute legal proceedings or to expend any monies in connection therewith; provided, however, Seller shall be obligated to remove (or cause the Title Company to affirmatively insure over) at Seller's expense: (i) any deeds of trust securing any financing obtained by Seller (other than Bond Documents), (ii) any mechanic's or materialmen's liens for work done by or on behalf of Seller,
(iii) any tax or judgment liens against Seller, and (iv) any other monetary liens against Seller (provided Seller shall not be obligated to expend more than $50,000 in connection with this clause (iv)). Approval by Buyer of any additional exceptions to title or additional UCC and tax lien search or survey matters disclosed after the end of the Title Review Period shall be a condition precedent to Buyer's obligation to purchase the Property. Unless Buyer gives written notice that it disapproves any such additional exceptions to title or UCC and tax lien search or survey matters, stating the exceptions so disapproved, on or before the sooner to occur of ten (10) business days after receipt of written notice thereof or the Closing Date, Buyer shall be deemed to have approved said exceptions or survey matters. If for any reason, on or before the Closing Date Seller does not cause such exceptions to title or UCC and tax lien search survey matters which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) to be removed at no cost or expense to Buyer (Seller having the right but not the obligation to do so), the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate (and Seller and Buyer shall have no further obligations in connection herewith). Buyer shall have the option to waive the condition precedent set forth in this paragraph 4A(1) by notice to Seller. In the event of such waiver, such condition shall be deemed satisfied. All matters set forth on the Preliminary Title Report which are not timely objected to by Buyer are herein called the "PERMITTED EXCEPTIONS". The term "Permitted Exceptions" shall additionally include (i) any title matters objected to by Buyer, which objections are subsequently waived in writing by Buyer, and (ii) any title matters objected to by Buyer, which objections are cured to Buyer's satisfaction as herein provided.
     (2) EXCEPTIONS TO TITLE. Buyer shall be obligated to accept title to the Property, subject to the following exceptions to title:
     (a)   Real estate taxes and assessments not yet due and payable;
     (b)   The Bond Documents; and
     (c)   The Permitted Exceptions.
Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to Buyer on the Closing Date an ALTA owner's title insurance policy with "extended coverage" in the standard form issued by Title Company on the State of Arizona ("OWNER'S POLICY"), in the face amount of the Purchase Price, which policy shall (i) show title to the Property to be vested of record in Buyer, (ii) show the Permitted Exceptions to be the only exceptions to title, and (iii) contain such endorsements as Buyer shall require (and the Title Company shall agree to issue) prior to the expiration of the Title Review Period.
     B. DUE DILIGENCE REVIEWS. Except for title and survey matters (which shall be subject to the provisions of paragraph 4A above), Buyer shall have until 5:00 p.m. (Central time) on May 1, 1996 (the "DUE DILIGENCE PERIOD") within which to complete all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including but not limited to all leases, bond documents (including complete copies of any and all Bond Documents, including but not limited to any amendments, modifications or extensions relating thereto), service contracts, and all physical, environmental and compliance matters and conditions respecting the Property. During the Due Diligence Period, Seller shall continue to provide Buyer with reasonable access to the Property upon reasonable advance notice and either has or shall hereafter make available to Buyer, to the extent in Seller's possession, true and correct copies of such leases, bond documents, service contracts and other contracts and agreements known to Seller which presently affect the Property (and such other documents reasonably requested by Buyer and reasonably agreed to by Seller). Buyer shall promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not unreasonably interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such damage, loss, cost or expense caused by Buyer, its agents or representatives (the foregoing obligation surviving any termination of this Agreement). In no event shall Buyer make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings or the like) without Seller's prior written consent, which consent shall not be unreasonably withheld or unduly delayed (and shall in all events promptly return the Property to its prior condition and repair thereafter). Without limitation on the foregoing, in no event shall Buyer contact any tenant of the Property without Seller's consent. Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. In the event of termination of this Agreement, Buyer shall return all documents and other materials furnished to or on behalf of Buyer by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential; provided, however, that Buyer shall be entitled to disclose such information to Buyer's attorneys, accountants and prospective debt and equity financing sources who reasonably need to be informed in connection with Buyer's determinations hereunder (and who shall, in turn, be required to keep such information confidential). If, on or before the expiration of the Due Diligence Period, based upon such review, examination or inspection, Buyer shall determine, in its sole and absolute discretion, that it intends to acquire the Property, then Buyer shall promptly notify Seller of such determination in writing (such notice being herein called the "APPROVAL NOTICE"). If Buyer shall fail to deliver the Approval Notice to Seller on or before the expiration of the Due Diligence Period, Buyer shall be deemed to have elected not to proceed with the acquisition of the Property, whereupon this Agreement, and the obligations of the parties hereunder, shall terminate and the Escrow Deposit shall be promptly returned to Buyer (and, thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 4B).
     C.    BOND FINANCING MATTERS.
           (1) ASSUMPTION OF BOND DOCUMENTS. Receipt of the written consent of all parties under the Bond Documents whose consent to the assumption by Buyer of such Bond Documents is required thereunder, including approval of the form of any assignment and assumption agreements and any forms or agreements related to the transfer of the Bonds (collectively, the "BOND ASSIGNMENT, ASSUMPTION AND TRANSFER AGREEMENTS") on or before May 1, 1996, ("BOND APPROVAL PERIOD") shall be a condition precedent to Seller's obligation to sell, and Buyer's obligation to purchase, the Property; provided, however, if the foregoing consents have not theretofore been obtained then Buyer shall have the right to extend the Bond Approval Period for an additional fifteen (15) days (i.e., until May 15, 1996) by giving written notice thereof to Seller on or before May 1, 1996. Buyer shall pay any transfer, assumption, letter of credit or other similar fees and costs (including reasonable attorneys' fees) imposed by any of the parties from whom consent is required under the Bond Documents with respect to such consent and assumption (it being understood that Buyer shall have the right to determine whether such costs will be acceptable to Buyer during the Bond Approval Period). Buyer shall reasonably cooperate with Seller in connection with such consent, assumption and letter of credit replacement contemplated herein. Without limitation therein, Buyer shall within ten (10) days of the date of this Agreement make formal bond assumption application and in connection therewith shall promptly deliver such information, including financial information, respecting Buyer as any of such parties may request. Seller's sole obligation in connection with the consent matters herein contemplated shall be to utilize reasonable efforts to assist Buyer in obtaining all consents to the transactions contemplated hereby which may be required under the Bond Documents. While such reasonable efforts obligation does not include any obligation to institute legal proceedings or to pay any monies to any person or entity in order to obtain such consent, any expenses incurred by Seller, including but not limited to attorneys' fees, associated with Seller's cooperation hereunder shall be paid by Seller. If Buyer shall determine that all consents (including the costs attendant thereto) are acceptable to Buyer, Buyer shall promptly give Seller written notice thereof (such notice being herein called the "BOND APPROVAL NOTICE"). If Buyer shall fail to deliver the Bond Approval Notice prior to the expiration of the Bond Approval Period, the obligation of Seller to sell, and Buyer to purchase, the Property shall terminate, and the Escrow Deposit shall be promptly returned to Buyer.
     (2) ACQUISITION OF BONDS. The acquisition of the "Bonds" (as defined in Exhibit "C" hereto) by Buyer or its "Permitted Assignee" (as hereinafter defined) on the Closing Date shall be a condition to the obligations of Seller to sell, and Buyer to purchase, the Property. Concurrently with, and as a part of its obtaining the consents to the assumption of the Bond Documents as provided above, Buyer shall determine, in its sole and absolute discretion, whether the terms applicable to Buyer's acquisition of the Bonds as aforesaid (including all costs and expenses in connection therewith, which costs and expenses shall be paid by Buyer) will be acceptable to Buyer. If Buyer shall deliver the Bond Approval Notice as set forth above, Buyer shall be deemed to have approved the terms of Buyer's acquisition of the Bonds. If Buyer shall fail to deliver the Bond Approval Notice on or before the expiration of the Bond Approval Period, or if at closing, the Bonds shall not be transferred to Buyer as contemplated herein, the obligation of Seller to sell, and Buyer to purchase, the Property shall terminate, and the Escrow Deposit shall be promptly returned to Buyer. Without limitation thereon, in no event shall Buyer have any obligation to acquire the Bond Documents if for any reason the Property is not transferred to Buyer on the Closing Date as contemplated herein.
     D. PERFORMANCE BY SELLER. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the Property. In addition, in the event that the "Seller Closing Certificate" (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Seller contained in paragraph 7A below which are not otherwise permitted or contemplated by the terms of this Agreement (and which are not cured within ten (10) days after written notice from Buyer specifying such unpermitted changes is received by Seller), then Buyer shall have the right to terminate this Agreement.
Buyer shall have the option to waive the condition precedent set forth in this paragraph 4D by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.
     E. PERFORMANCE BY BUYER. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the Property.

In addition, in the event that the "Buyer Closing Certificate" (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Buyer contained in paragraph 7B below which are not permitted or contemplated by the terms of this Agreement (and which are not cured within ten (10) days after written notice from Buyer specifying such unpermitted changes is received by Buyer), then Seller shall have the right to terminate this Agreement. Seller shall have the option to waive the condition precedent set forth in this paragraph 4E by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.
     5. CLOSING PROCEDURE TRANSACTIONS. Subject to satisfaction (or waiver) of all covenants and agreements provided for in this Agreement in the manner contemplated herein, the sale and purchase herein provided shall be consummated at a closing conference ("CLOSING CONFERENCE"), which shall be held on the Closing Date at the offices of Escrow Holder in Chicago, Illinois. As used herein, "CLOSING DATE" means May 15, 1996, or such earlier date as may be agreed upon by Buyer and Seller in writing.
     A. ESCROW. By the Closing Date, the parties shall deliver to Escrow Holder, on behalf of the Title Company, the following: (1) by Seller, a duly executed and acknowledged original special warranty deed ("DEED") in favor of Buyer or its Permitted Assignee, in the form of Exhibit "E" attached hereto and made a part hereof (subject only to the Permitted Exceptions), and (2) by Buyer, the Closing Payment in immediately available federal funds. Such deliveries shall be made pursuant to closing procedure instructions ("CLOSING PROCEDURE INSTRUCTIONS") to be executed among Buyer, Seller and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the closing of such escrow shall include the Title Company's receipt of the Deed, the Closing Payment, the commitment of the Title Company to issue the Owner's Policy in the form specified in paragraph 4A(2) hereof, and an authorization notice from each of Buyer and Seller (and each of Buyer and Seller shall be obligated to deliver such authorization notice at the Closing Conference as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under subparagraph B below).
     B. DELIVERY TO PARTIES. Upon the satisfaction of the conditions set forth in the Closing Procedure Instructions, then on the Closing Date
(1) the Deed shall be delivered to Buyer by Title Company's depositing the same for recordation, (2) the Closing Payment shall be delivered to Seller
(3) the Escrow Deposit shall be returned to Buyer, and (4) at the Closing Conference, the following items shall be delivered:
     (1) SELLER DELIVERIES. Seller shall deliver to Buyer the following:
     (a) A duly executed and acknowledged bill of sale, assignment and assumption agreement ("GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT") in the form of Exhibit "F" attached hereto and made a part hereof;
     (b) Appropriate documentation to evidence the assignment and assumption of the Bond Documents as may be reasonably required by Buyer or the parties thereto in order to effectuate the release, assignment and assumption transactions respecting the Bond Documents as contemplated in this Agreement, including the original Bond and the Bond Assignment, Assumption and Transfer Agreements;
     (c) A certificate of Seller ("SELLER CLOSING CERTIFICATE") updating the representations and warranties contained in paragraph 7A hereof to the Closing Date (and including an updated certified rent roll) and noting any changes thereto;
     (d) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller satisfying both federal and state law requirements;
     (e)   A letter to each tenant regarding the sale of the Property;
     (f) Executed originals (or certified copies if the originals are not in Seller's possession) of the leases and service contracts will either be delivered at the closing or retained on Buyer's behalf at the Property along with the Leases and other on-going operating files for the Property (including all lease files maintained by Seller for all current tenants and all tenants who have vacated the Property within 90 days prior to closing;
     (g) Evidence reasonably satisfactory to Buyer and Escrow Holder respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and
     (h) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (which documents shall be subject to Seller's reasonable approval).
     (2)   BUYER DELIVERIES.  Buyer shall deliver to Seller the following:
     (a) A duly executed and acknowledged General Assignment and Assumption Agreement;
     (b) Appropriate documentation to evidence the assignment and assumption of the Bond Documents as may be reasonably required by Buyer or the parties thereto in order to effectuate the release, assignment and assumption transactions respecting the Bond Documents as contemplated in this Agreement, including the original Bond and the Bond Assignment, Assumption and Transfer Agreements;
     (c) A certificate of Buyer ("BUYER CLOSING CERTIFICATE") updating the representations and warranties contained in paragraph 7B hereof to the Closing Date and noting any changes thereto;
     (d) Evidence reasonably satisfactory to Seller and Escrow Holder respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and
     (e) Such additional documents as may be reasonably required by Seller and Title Company in or to consummate the transactions hereunder (which documents shall be subject to Buyer's reasonable approval).
     C. ADDITIONAL DELIVERIES. The Owner's Policy shall be delivered to Buyer in the manner contemplated and the Bonds shall be assigned to and/or acquired by Buyer or its Permitted Assignee, as herein contemplated.

     D. CLOSING COSTS. Seller shall pay (i) the recording charges attributable to the Deed, (ii) one-half of the escrow fees of Escrow Holder, (iii) the title insurance premiums (at a rate not in excess of standard issue rates) attributable to the ALTA "extended coverage" provided in the Owner's Policy, and (iv) the costs of the Survey. Buyer shall pay
(i) one-half of the escrow fees of Escrow Holder, (ii) all title insurance premiums attributable to the Owner's Policy for any endorsements to the Owner's Policy, to the extent any of the foregoing is requested by Buyer, and (iii) all costs and expenses related to Buyer's due diligence examinations, reviews and inspections. Seller and Buyer shall each pay its respective shares of prorations as hereinafter provided.
     E.    PRORATIONS.
     (1) ITEMS TO BE PRORATED. The following shall be prorated between Seller and Buyer as of the Closing Date:
     (a) All real estate taxes and assessments on the Property for the current year. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. In the event that any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date).
     (b) All fixed and additional rentals under the tenant leases, security deposits and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all security deposits (to the extent the foregoing were made by tenants under the tenant leases and are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. In connection therewith, Seller agrees not to apply any security deposits between the date hereof and the Closing Date except with respect to leases which terminate (and the premises demised thereby vacated) prior to the Closing Date. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Lease). To the extent Buyer receives rents on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable Lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a tenant lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent (unless the amounts due Seller with respect to such tenant lease shall be paid concurrently therewith). Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller for 60 days or more as of the Closing Date. Buyer shall reasonably cooperate with Seller (at Seller's expense) in any collection efforts hereunder (but shall not be required to litigate or declare a default in any tenant lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.
     (c) The interest portion of the monthly amortization payment, together with any other regular monthly payments, under the Bond Documents.
     (d)   All utility costs shall be paid by Seller up to the Closing
Date with the obtaining of final meter readings through the Closing Date.
     (e) Any and all prepaid items (including lump sum payments, if any, under Service Agreements or other similar agreements assumed by Buyer hereunder).
     (f) Such additional adjustments as are normally made in connection with the sale of property similar to the Property in Pima County, Arizona to the extent not otherwise in this Agreement.
     (2) CALCULATION. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller (and shall be determined based on the appropriate income and expenses for periods prior to the Closing Date being allocated to Seller, and appropriate income and expenses for periods on or after the Closing Date being allocated to Buyer). In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. The obligations of Seller and Buyer under this paragraph 5D(2) shall survive the closing.
     6. CONDEMNATION OR DESTRUCTION OF PROPERTY. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable. In connection with any assignment of insurance proceeds hereunder, Seller shall credit Buyer with an amount equal to the applicable deductible amount under Seller's insurance. In the event the condemnation award or the cost of repair of damage to the Property on account of a casualty, as applicable, shall exceed $100,000 (or if a casualty is uninsured, and Seller does not elect to credit Buyer with an amount equal to the cost to repair such uninsured casualty, Seller having the right, but not the obligation, to do so), Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date and receive a refund of the Escrow Deposit.
     7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
     A.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.
     (1) GENERAL DISCLAIMER. Except as specifically set forth in paragraph 7A(2) below or in the documents delivered by Seller at closing pursuant to paragraph 5B(1) hereof, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that, during the Due Diligence Period, Buyer will examine, review and inspect all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in paragraph 7A(2) below or in the documents delivered by Seller at closing pursuant to paragraph 5B(1) hereof, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy.
     (2) LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that Seller has no present actual knowledge that any of the following statements is untrue (and, for this purpose, Seller's knowledge shall mean the knowledge of Julie Strocchia, after having the on-site property manager for Heitman Properties, Ltd. ("HEITMAN"), Seller's third party management company, review the representations and warranties contained herein):
     (a) RENT ROLL. Attached as Exhibit "H" and made a part hereof is a true, complete and accurate list, as of the date thereof, of all tenant leases respecting the Property ("RENT ROLL"). Except as set forth in the Rent Roll, neither Seller nor any tenant under the tenant leases is in monetary default or material non-monetary default under any of such tenant leases that remains uncured.
     (b) LITIGATION. There is no pending action, litigation, condemnation or other proceeding (including, without limitation, any eminent domain proceeding) against the Property or against Seller (or any of its partners or principals) with respect to the Property.
     (c) COMPLIANCE. Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances, including, without limitation, applicable zoning and use requirements and restrictions and applicable permits, licenses and certificates.
     (d) SERVICE AGREEMENTS. Other than those which are cancelable on 30 days' notice without payment of any fees, there are no service agreements or contracts ("SERVICE AGREEMENTS") or other agreements (other than as expressly set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "I" attached hereto and made a part hereof. Neither Seller nor any other party to any of the Service Agreements is in monetary default or material non-monetary default thereunder that remains uncured.
     (e) DUE AUTHORITY. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a limited partnership, duly organized and validly existing under the laws of the State of Illinois, authorized to transact business in the State of Arizona, and is duly authorized and qualified to do all things required of it under this Agreement. Seller is a "United States person," as defined by Internal Revenue Code Section 1445 and Section 7701. Seller has the legal capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise set forth in this Agreement). The execution of this Agreement does not, and the performance by Seller of the transactions contemplated by this Agreement will not, violate or constitute a breach of Seller's partnership agreement, or any contract, permit, license, order or decree to which Seller is a party or by which Seller or its assets are bound.
     (f) BOND DOCUMENTS. The outstanding principal balance under the Bond Documents as of the date hereof is approximately $4,053,850. All payments required to be made under the Bond Documents have been paid by Seller through February 28, 1996. Seller is not in monetary default or material non-monetary default under the Bond Documents.
     (g) ENVIRONMENTAL MATTERS. Seller has received no written notice, and has no knowledge of, the existence, deposit, storage, removal, burial or discharge of any material known to Seller to be a "Hazardous Material" at, upon, under, within or adjacent to the Property, in an amount which would, as of the date hereof, give rise to an "Environmental Compliance Cost". The term "HAZARDOUS MATERIAL" means and includes any waste, material or other substance defined as hazardous in 42 U.S.C. Sec. 9601(14) or any related or applicable federal, state or local statute, law, regulation or ordinance, pollutants or contaminants (as defined in 42 U.S.C. Sec. 9601(33), petroleum (including crude oil or any fraction thereof), any form of natural or synthetic gas, sludge (as defined in 42 U.S.C. Sec. 6903(26A), radioactive substances, hazardous waste (as defined in 42 U.S.C. Sec. 6903(27)) and any other hazardous wastes, hazardous substances, contaminants or pollutants as defined or described in any of the Environmental Laws. As used in this Agreement, "ENVIRONMENTAL LAWS" means all federal, state and local environmental laws, and any rule or regulation promulgated thereunder and any order, standard, interim regulation, moratorium, policy or guideline of or pertaining to any federal, state or local government, department or agency ("ENVIRONMENTAL AGENCY"), including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Marine Protection, Research, and Sanctuaries Act, the National Environmental Policy Act, the Noise Control Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Hazardous Material Transportation Act, the Refuse Act, the Uranium Mill Tailings Radiation Control Act and the Atomic Energy Act and regulations of the Nuclear Regulatory Agency, and all state and local counterparts or related statutes, laws, regulations, and order and treaties of the United States; provided, however, that the term "Hazardous Material" shall not include motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline. The term "ENVIRONMENTAL COMPLIANCE COST" means any reasonable out-of-pocket cost, fee or expense incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Environmental Laws directly relating to the existence on the Property of any Hazardous Material.
     (h) TITLE MATTERS. Seller has not previously conveyed its interest in the Property and the Property is free from encumbrances except as specifically set forth in this Agreement (i.e. the Bond Documents) and further except for any and all matters of record. No person or entity has any right or option to acquire the Property, other than Buyer pursuant to this Agreement. Neither Seller nor any other party is in monetary default or material non-monetary default under any restrictive covenants, or other matters of record affecting the Property.
     (i) SPECIAL ASSESSMENTS. Except as set forth in the Property tax bills to be delivered to Buyer during the Due Diligence Period, there are no special assessments against the Property and Seller has received no written notice from any applicable taxing authority notifying Seller of its intention to impose any additional special assessments.
     (j) NO EMPLOYEES. Seller does not have any employees at the Property (all such personnel being employed by Heitman).
     (k)  PERSONAL PROPERTY.  Seller is the owner of the Personal
Property, free and clear of any liens or encumbrances except for matters of record.
     B. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows: This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement; Buyer has the legal capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise set forth in this Agreement). The execution of this Agreement does not, and the performance by Buyer of the transactions contemplated by this Agreement will not, violate or constitute a breach of Buyer's partnership agreement, or any contract, permit, license, order or decree to which Buyer is a party or by which Buyer or its assets are bound.
     C. SURVIVAL. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive until the date which is one (1) year after the Closing Date, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if James O'Kane, the individuals who have been primarily responsible for Buyer's due diligence reviews, shall have present actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder).
     D. INTERIM COVENANTS OF SELLER. Until the Closing Date or the sooner termination of this Agreement:
     (1) Seller shall maintain and operate the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance and operating obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller. Notwithstanding the foregoing, Seller shall continue to place vacated apartment units in a "rent-ready" condition pursuant to Seller's ordinary course of business, consistent with prior practices.
     (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior written consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable without payment of any fee on 30 days' notice (and Seller shall promptly provide Buyer with copies of all such additional service contracts).
     (3) Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date. After the expiration of the Due Diligence Period (unless Buyer shall have theretofore delivered a Termination Notice hereunder), Seller shall not enter into any new leases or modifications of existing leases thereafter without the consent of Buyer (which consent will not be unreasonably withheld or materially delayed); provided, however, Seller may continue to enter into leases which are on Seller's standard lease form (without material modification), are for terms of not more than one year, and provide for rents of not less than Seller's pro forma rents for the Property.
     (4) Seller shall not sell the Property to any person other than Buyer and shall not enter into any modifications or amendments to the Bond Documents.
     (5) Seller will not grant or consent to any new encumbrance or other documents of record (such as easements or the like) covering the Property which will survive the Closing without the prior written consent of Buyer.
     (6) Seller will keep such insurance coverage as currently maintained by Seller with respect to the Property (or substantially similar coverage) current and in full force and effect.
     (7) Seller shall not remove any Personal Property, except for items which are replaced with items of equally suitable value free and clear of lien or encumbrance.
     8.    INDEMNIFICATION.
     A. BY BUYER. Buyer shall hold harmless, indemnify and defend Seller from and against: (1) any and all third party claims for Buyer's torts or breaches of contract related to the Property and occurring on or after the Closing Date, (2) any and all loss, damage or third party claims in any way arising from Buyer's inspections or examinations of the Property prior to the Closing Date, and (3) all costs and expenses, including reasonable attorney's fees, incurred by Seller as a result of the foregoing.
     B. BY SELLER. Seller shall hold harmless, indemnify and defend Buyer from and against: (1) any and all third party claims for Seller's torts or breaches of contract related to the Property and occurring prior to the Closing Date; and (2) all costs and expenses, including reasonable attorney's fees, incurred by the Buyer as a result of such claims. The foregoing indemnity shall not cover any matters relating to title or marketability of the Property (Buyer relying on the coverage provided by the Owner's Policy as to such matters).
     C. GENERALLY. Each indemnification under this Agreement shall be subject to the following provisions: The indemnitee shall notify indemnitor of any such claim against indemnitee within 30 days after it has notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within 10 days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys' fees, incurred by indemnitee in effecting such settlement.
     9. DEFAULT, DISPOSITION OF DEPOSITS. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 10I HEREOF.

     --------------------              --------------------
     SELLER'S INITIALS                 BUYER'S INITIALS

   10.     MISCELLANEOUS.
     A.    BROKERS.
     (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and, except for any claims by Broker which are Seller's responsibility hereunder, Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this paragraph 10 A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.
     (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Indian Hill Partners and Triton Financial Group (collectively, the "BROKERS") pursuant to separate agreements. The foregoing payment shall be the sole commissions, fees or payments payable to the Brokers in connection with the transactions hereunder.
     B.    LIMITATION OF LIABILITY.
     (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $800,000.
     (2) Neither any constituent partner in Seller (other than its general partner, Carlyle Real Estate Limited Partnership - XII ["Carlyle-XII"]) nor in Carlyle-XII, nor any agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, Carlyle-XII, JMB Realty Corporation, and the individual(s) specified in paragraph 7A(2) above) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's and/or Carlyle-XII's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.
Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).
     C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.
     D.    TIME OF THE ESSENCE.  Time is of the essence of this Agreement.
     E. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.
     F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.
     G. SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may, without Seller's further consent, assign its interest in this Agreement to an entity which controls, is controlled by or is under common control with Buyer ("Permitted Assignee"). No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.
     H. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, or [iii] by facsimile (provided a copy thereof is sent on the same day for next day delivery in accordance with clause [ii] above)), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):
     TO BUYER:

     Prime Residential, L.P.
     77 West Wacker Drive
     Suite 4040
     Chicago, Illinois 60601
     Attention:  Mr. Richard F. Cavenaugh
     Facsimile No.:  (312) 917-9910

     WITH COPY TO:

     Schain, Firsel and Burney, Ltd.
     222 North LaSalle Street
     Suite 1910
     Chicago, Illinois 60601
     Attention:  Michael D. Firsel, Esq.
     Facsimile No.:  (312) 332-4514

     TO SELLER:

     Stonybrook Partners Limited Partnership
     c/o JMB Realty Corporation
     900 North Michigan Avenue
     19th Floor
     Chicago, Illinois 60611
     Attention:  Mr. Glenn E. Emig
     Facsimile No.:  (312) 915-2310

     WITH COPY TO:

     Pircher, Nichols & Meeks
     1999 Avenue of the Stars
     Suite 2600
     Los Angeles, California 90067
     Attention:  Real Estate Notices (GML)
     Facsimile No.:  (310) 201-8922

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, or upon transmission if notice is by facsimile (so long as followed by overnight delivery as aforesaid), as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.
     I. LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 ET SEQ.), or any successor statutes.
     J. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
     K. REPORTING PERSON. Seller and Buyer hereby designate Escrow Holder as the Real Estate Reporting Person for purposes of Section 6045 of the Internal Revenue Code; and Escrow Holder, by its execution below, hereby accepts such appointment.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                            STONYBROOK PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership

                            By:   CARLYLE REAL ESTATE LIMITED
PARTNERSHIP-XII,
                                  an Illinois limited partnership,
                                  General Partner

                                  By:  JMB REALTY CORPORATION,
                                       a Delaware corporation,
                                       General Partner


                                       By:   ____________________
                                       Name:  ____________________
                                       Title: ____________________
                                                            "Seller"


                            PRIME RESIDENTIAL, L.P.,
                            a Delaware limited partnership

                            By:  PRIME RESIDENTIAL, INC.,
                                  a Maryland corporation,
                                  General Partner

                            By:   ___________________________
                                  Name:  ____________________
                                  Title: ____________________
                                               "Buyer"





                    ESCROW HOLDER'S ACKNOWLEDGEMENT


     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Date: ________________NEAR NORTH NATIONAL TITLE CORPORATION,


                            By:   ___________________________________
                                  Name: _____________________________
                                  Title: ____________________________
                                                        "Escrow Holder"




                             EXHIBIT LIST



           "A"   -    Property Description

           "B"   -    Personal Property List

           "C"   -    Description of Bond Documents

           "D"   -    Survey Requirements

           "E"   -    Deed

           "F"   -    Assignment and Assumption Agreement

           "G"   -    Intentionally Deleted

           "H"   -    Rent Roll

           "I"   -    Service Agreements






                              EXHIBIT "A"




                              EXHIBIT "B"




                              EXHIBIT "C"




                              EXHIBIT "D"




                              EXHIBIT "E"




                              EXHIBIT "F"





                         INTENTIONALLY DELETED




                              EXHIBIT "G"





                              EXHIBIT "H"




                              EXHIBIT "I"




           ASSIGNMENT, ASSUMPTION AND MODIFICATION AGREEMENT

               (Stonybrook Apartments; Tucson, Arizona)



     THIS AGREEMENT is made as of the _______ day of May, 1996, by and among PRIME RESIDENTIAL, L.P., a Delaware limited partnership (ASSIGNOR"), PRIME MFP II LIMITED PARTNERSHIP, a Delaware limited partnership ("BUYER"), and STONYBROOK PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("SELLER").


                           R E C I T A L S:


     A. Seller and Assignee have entered into that certain Purchase Agreement and Joint Escrow Instructions, providing for, among other things, the sale of that certain apartment complex known as the "Stonybrook Apartments", located in the City of Tucson, County of Pima and State of Arizona (which agreement, together with all amendments and modifications thereto, are herein collectively called the "PURCHASE AGREEMENT").

     B. Assignor desires to assign, and Buyer desires to assume, the obligations of Assignee under and in connection with the Purchase
Agreement.

     C. The parties wish to modify the Purchase Agreement in accordance with the provisions set forth herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Assignor hereby assigns, and Buyer hereby assumes, all rights and obligations of Assignee, as buyer, under the Purchase Agreement as if Buyer were the original named "Buyer" thereunder.

     2. Seller was inadvertently incorrectly referred to as an Illinois limited partnership, whose general partner is Carlyle Real Estate Limited Partnership-XII. Seller is, in fact, a Delaware limited partnership, whose general partner is JMB Investors-III, Inc. The Purchase Agreement is hereby deemed to be modified MUTATIS MUTANDIS to effectuate the foregoing as if such modifications were incorporated into the Purchase Agreement AB INITIO. Without limitation on the foregoing, the parties acknowledge Carlyle Real Estate Limited Partnership-XII is a limited partner in Seller and shall have no general partner liability of any kind or nature and that any right under paragraph 10B(2) of Buyer or any other party to proceed against Carlyle Real Estate Limited Partnership-XII shall only be as to proceeds which such entity, as a limited partner of Seller, actually receives from the sale under the Purchase Agreement (and is further subject to all limitations on liability contained in the Purchase Agreement or otherwise provided by law).

     Except as specifically provided herein, the Purchase Agreement is unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set fort above.

                      STONYBROOK PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

                      By:   JMB INVESTORS-III, INC.
                            an Illinois corporation,
                            General Partner
                            By:        ______________________________
                            Name:      ______________________________
                            Title:     ______________________________
                                                         "Seller"

                      PRIME RESIDENTIAL, L.P.,
                      a Delaware limited partnership

                      By:  PRIME RESIDENTIAL, INC.,
                            a Maryland corporation,
                            General Partner
                            By:        ______________________________
                            Name:      ______________________________
                            Title:     ______________________________
                                                      "Assignor"

                            PRIME MFP II LIMITED PARTNERSHIP,
                            a Delaware limited partnership

                            By:   PRIME MFP II RESIDENTIAL, INC.,
                                  a Delaware corporation,
                                  General Partner
                            By:        ------------------------------
                            Name:      ------------------------------
                            Title:     ------------------------------
                                       "Buyer"




                 FIRST AMENDMENT TO PURCHASE AGREEMENT
                     AND JOINT ESCROW INSTRUCTIONS
                ---------------------------------------

     THIS FIRST AMENDMENT TO PURCHASE AGREEMENT AND JOINT ESCROW
INSTRUCTIONS ("First Amendment") is made and entered into as of April 8, 1996, by and between STONYBROOK PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller") and PRIME RESIDENTIAL, L.P., a Delaware limited partnership ("Buyer").

                         W I T N E S S E T H:


     WHEREAS, Buyer and Seller entered into a Purchase Agreement and Joint Escrow Instructions ("Purchase Agreement") for the purchase and sale of a four hundred eleven (411) unit apartment complex commonly known as Stonybrook Apartments located at 4225 North First Avenue, Tucson, Arizona ("Property"); and

     WHEREAS, Buyer and Seller desire to modify and amend the terms and conditions of the Purchase Agreement as provided for in this First Amendment.

     NOW, THEREFORE, in consideration of Ten and 00/100 Dollars ($10.00) and other good and valuable considerations, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Wherever the terms and conditions of this First Amendment conflict with the terms and conditions of the Purchase Agreement, the terms and conditions of this First Amendment shall control and govern. All other terms and conditions of the Purchase Agreement are hereby restated herein as if fully set forth in their entirety.

     2. Paragraph 2 of the Purchase Agreement is hereby deleted in its entirety and the following Paragraph 2 is inserted in its stead:

           2. PURCHASE PRICE. The Purchase Price ("Purchase Price") for the Property shall be the sum of Nine Million Two Hundred Seventy-Five Thousand and 00/100 Dollars ($9,275,000.00).

           3. Paragraph 3(C) of the Purchase Agreement shall be modified to provide that the Closing Payment shall be based upon the Purchase Price as modified by this First Amendment.

           4. Paragraph 4(B) of the Purchase Agreement shall be modified to provide that the Due Diligence Period shall expire on April 29, 1996.

           5. Paragraph 4(C) of the Purchase Agreement shall be modified to provide that the Bond Approval Period shall expire on April 29, 1996.

           6. Paragraph 5 of the Purchase Agreement shall be modified by deleting the date "May 15, 1996" therefrom and inserting in its stead the date "April 30, 1996".

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Purchase Agreement and Joint Escrow Instructions as of the day and date first above written.

                            SELLER:
                            STONYBROOK PARTNERS LIMITED
                            By:   CARLYLE REAL ESTATE LIMITED
                                  PARTNERSHIP - XII, an Illinois limited
                                  partnership, Its General Partner

                            By:   JMB REALTY CORPORATION, a
                                  Delaware corporation
                                  Its:   General Partner


                            By:   ____________________
                            Name: ____________________
                            Title: ____________________

                            BUYER
                            PRIME RESIDENTIAL, L.P., a Delaware
                            limited partnership

                            By:   PRIME RESIDENTIAL, INC., a
                                  Maryland corporation
                                  Its:   General Partner


                            By:   ____________________
                            Name: ____________________
                            Title: ____________________

                            ACKNOWLEDGED BY:
                            NEAR  NORTH  NATIONAL  TITLE
                            CORPORATION


                            By:   ____________________
                            Name: ____________________
                            Title: ____________________







                SECOND AMENDMENT TO PURCHASE AGREEMENT
                     AND JOINT ESCROW INSTRUCTIONS
               ----------------------------------------


     THIS SECOND AMENDMENT TO PURCHASE AGREEMENT AND JOINT ESCROW
INSTRUCTIONS ("Second Amendment") is made and entered into as of April 26, 1996, by and between STONYBROOK PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller") and PRIME RESIDENTIAL, L.P., a Delaware limited partnership ("Buyer").

                         W I T N E S S E T H:

     WHEREAS, Buyer and Seller entered into a Purchase Agreement and Joint Escrow Instructions ("Purchase Agreement") for the purchase and sale of a four hundred eleven (411) unit apartment complex commonly known as Stonybrook Apartments located at 4225 North First Avenue, Tucson, Arizona ("Property"), which was modified by a First Amendment to Purchase Agreement and Joint Escrow Instructions dated April 8, 1996 ("First Amendment"); and

     WHEREAS, Buyer and Seller desire to modify and amend the terms and conditions of the Purchase Agreement and the First Amendment as provided for in this Second Amendment.

     NOW, THEREFORE, in consideration of Ten and 00/100 Dollars ($10.00) and other good and valuable considerations, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Wherever the terms and conditions of this Second Amendment conflict with the terms and conditions of the Purchase Agreement of the First Amendment, the terms and conditions of this Second Amendment shall control and govern. All other terms and conditions of the Purchase Agreement and the First Amendment are hereby restated herein as if fully set forth in their entirety.

     2. Paragraph 2 of the Purchase Agreement is hereby deleted in its entirety and the following Paragraph 2 is inserted in its stead:

           2. PURCHASE PRICE. The Purchase Price ("Purchase Price") for the Property shall be the sum of Eight Million Eight Hundred Thousand and 00/100 Dollars ($8,800,000.00).

     3. Paragraph 3(C) of the Purchase Agreement shall be modified to provide that the Closing Payment shall be based upon the Purchase Price as modified by this Second Amendment.

     4. Paragraph 4(B) of the Purchase Agreement shall be modified to provide that the Due Diligence Period shall expire on May 3, 1996.

     5. Paragraph 4(C) of the Purchase Agreement shall be modified to provide that the Bond Approval Period shall expire on May 3, 1996.

     6. Paragraph 5 of the Purchase Agreement shall be modified by deleting the date "April 30, 1996" therefrom and inserting in its stead the date "May 24, 1996".

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Purchase Agreement and Joint Escrow Instructions as of the day and date first above written.

                            SELLER:
                            STONYBROOK PARTNERS LIMITED
                            PARTNERSHIP, an Illinois limited partnership

                            By:   CARLYLE REAL ESTATE LIMITED
                                  PARTNERSHIP - XII, an Illinois limited
                                  partnership, Its General Partner

                            By:   JMB REALTY CORPORATION, a
                                  Delaware corporation
                                  Its:   General Partner


                            By:   ____________________
                            Name: ____________________
                            Title: ____________________

                            BUYER
                            PRIME RESIDENTIAL, L.P., a Delaware
                            limited partnership

                            By:   PRIME RESIDENTIAL, INC., a
                                  Maryland corporation
                                  Its:   General Partner


                            By:   ____________________
                            Name: ____________________
                            Title: ____________________

                            ACKNOWLEDGED BY:
                            NEAR  NORTH  NATIONAL  TITLE
                            CORPORATION


                            By:   ____________________
                            Name: ____________________
                            Title: ____________________






                 THIRD AMENDMENT TO PURCHASE AGREEMENT
                     AND JOINT ESCROW INSTRUCTIONS
               ----------------------------------------


     THIS THIRD AMENDMENT TO PURCHASE AGREEMENT AND JOINT ESCROW
INSTRUCTIONS ("Third Amendment") is made and entered into as of May 3, 1996, by and between STONYBROOK PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller"), and PRIME RESIDENTIAL, L.P., a Delaware limited partnership ("Buyer").

                         W I T N E S S E T H:

     WHEREAS, Buyer and Seller entered into a Purchase Agreement and Joint Escrow Instructions ("Purchase Agreement") for the purchase and sale of a four hundred eleven (411) unit apartment complex commonly known as Stonybrook Apartments located at 4225 North First Avenue, Tucson, Arizona ("Property"), which was modified by a First Amendment to Purchase Agreement and Joint Escrow Instructions dated April 8, 1996 ("First Amendment") and a Second Amendment to Purchase Agreement and Joint Escrow Instructions dated April 26, 1996 ("Second Amendment"); and

     WHEREAS, Buyer and Seller desire to modify and amend the terms and conditions of the Purchase Agreement and the First Amendment and the Second Amendment as provided for in this Third Amendment.

     NOW, THEREFORE, in consideration of Ten and 00/100 Dollars ($10.00) and other good and valuable considerations, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Wherever the terms and conditions of this Third Amendment conflict with the terms and conditions of the Purchase Agreement, the First Amendment or the Second Amendment, the terms and conditions of this Third Amendment shall control and govern. All other terms and conditions of the Purchase Agreement and the First Amendment and the Second Amendment are hereby restated herein as if fully set forth in their entirety.

     2. Paragraph 4.C of the Purchase Agreement shall be modified to provide that the Bond Approval Period shall expire on May 24, 1996.

     3.    The sentence in Paragraph 4(C)(1) which reads as follows:

           If Buyer shall determine that all consents (including the costs attendant thereto) are acceptable to Buyer, Buyer shall promptly give written notice thereof (such notice being herein called the "BOND APPROVAL NOTICE").

shall be replaced in its entirety with the following:

           If Buyer shall determine that all consents and approvals require for the assumption of the bonds are acceptable to Buyer, and if Buyer shall determine, in its sole and absolute discretion that Seller has fully complied with the terms and conditions of the Bond Documents, Buyer shall promptly give written notice thereof (such notice being herein called the "BOND APPROVAL NOTICE").


     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Purchase Agreement and Joint Escrow Instructions as of the day and date first above written.

                            SELLER:
                            STONYBROOK PARTNERS LIMITED
                            PARTNERSHIP, an Illinois limited partnership

                            By:   CARLYLE REAL ESTATE LIMITED
                                  PARTNERSHIP - XII, an Illinois limited
                                  partnership, Its General Partner

                            By:   JMB REALTY CORPORATION, a
                                  Delaware corporation
                                  Its:   General Partner


                            By:   ____________________
                            Name: ____________________
                            Title: ____________________

                            BUYER
                            PRIME RESIDENTIAL, L.P., a Delaware
                            limited partnership

                            By:   PRIME RESIDENTIAL, INC., a
                                  Maryland corporation
                                  Its:   General Partner


                            By:   ____________________
                            Name: ____________________
                            Title: ____________________